CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Ragar Corporation
Las Vegas, Nevada


We hereby consent to the use in Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 9, 1996, relating to the consolidated balance sheet of Ragar Corp. and subsidiaries (Successor Business) as of December 31, 1995 and the related consolidated statements of income, stockholders' equity, and cash flows for the period from commencement of operations (June 2, 1995) to December 31, 1995. We also consent to the use in Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 9, 1996 relating to the balance sheet of Carpet Barn, Inc., a Nevada corporation (Predecessor Business), as of December 31, 1994 and the related statements of income, stockholder's equity and cash flows for the period from January 1, 1995 to June 1, 1995, and for the years ended December 31, 1994 and 1993.

                                              /s/ McGladrey & Pullen, LLP

Las Vegas, Nevada
May 31, 1996